SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):        December 13, 2010 (December 7, 2010)

Stillwater Mining Company
 (Exact name of registrant as specified in its charter)

Delaware	1-13053	81-0480654
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1321 Discovery Drive, Billings, Montana	59102
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code         (406) 373-8700

Not applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 7, 2010, Stillwater Mining Company (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, Norimet Limited, as selling stockholder (the “Selling Stockholder”), and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, UBS Securities LLC and VTB Capital PLC, as representatives of the underwriters named therein (the “Underwriters”), in connection with the sale by the Selling Stockholder of 37,000,000 shares of the Company’s common stock (the “Secondary Offering”), at a public offering price of $19.50 per share, less discounts and commissions of $0.6825 per share.  Under the terms of the Underwriting Agreement, the Selling Stockholder granted the Underwriters a 30-day option to purchase up to 3,813,222 additional shares to cover over-allotments, if any. On December 13, 2010, the Underwriters exercised their over-allotment option in full.

The Company will not receive any proceeds from the Secondary Offering.  The Secondary Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-170851), as supplemented by a prospectus supplement, dated December 7, 2010.

The Underwriting Agreement contains customary representations, warranties, covenants and indemnification rights.  As described in Item 8.01 of this report, the closing of the Secondary Offering occurred on December 13, 2010.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the actual Underwriting Agreement, which is filed as Exhibit 1.1 hereto.

On December 7, 2010, the Company also entered into an Underwriting Agreement (the “Exchangeable Notes Underwriting Agreement”), by and among the Company, the Selling Stockholder, UBS AG, UBS Securities LLC, as underwriter, and Credit Suisse Capital LLC, in connection with the sale of 9,000,000 shares of the Company’s common stock (the “Underlying Shares”) by the Selling Stockholder to UBS Securities LLC in connection with UBS AG’s offering of its Mandatorily Exchangeable Notes due 2012 (the “Exchangeable Notes”).

The Company will not receive any proceeds from the offering of the Exchangeable Notes or the sale of the Underlying Shares.

The Exchangeable Notes Underwriting Agreement contains customary representations, warranties, covenants and indemnification rights.  As described in Item 8.01 of this report, the closings of the offering of the Exchangeable Notes and the sale of the Underlying Shares occurred on December 13, 2010.

The foregoing summary of the Exchangeable Notes Underwriting Agreement is qualified in its entirety by reference to the actual Exchangeable Notes Underwriting Agreement, which is filed as Exhibit 1.2 hereto.

Following the closing of the Secondary Offering, the sale of the Underlying Shares and the closing of the over-allotment option, the Selling Stockholder, Norilsk and their affiliates, as a group, will own no shares of common stock of Stillwater, although they will continue to hold $80 million aggregate principal amount of the Company’s 1.875% Convertible Senior Notes due 2028.

Item 8.01 Other Events

On December 13, 2010, the Company issued a press release, which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the Closings.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

1.1

Underwriting Agreement, dated December 7, 2010, by and among the Company, Norimet Limited, as selling stockholder, and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, UBS Securities LLC and VTB Capital PLC, as representatives of the underwriters named therein.

1.2	Underwriting Agreement, dated December 7, 2010, by and among the Company, Norimet Limited, as selling stockholder, UBS AG, UBS Securities LLC, as underwriter, and Credit Suisse Capital LLC.
99.1	Press release dated December 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STILLWATER MINING COMPANY

Dated: December 13, 2010	By:	/s/ John R. Stark
		Name:	John R. Stark
		Title:	Executive Vice President and
Chief Commercial Officer

EXHIBIT INDEX

Number	Title
1.1

Underwriting Agreement, dated December 7, 2010, by and among the Company, Norimet Limited, as selling stockholder, and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, UBS Securities LLC and VTB Capital PLC, as representatives of the underwriters named therein.

1.2	Underwriting Agreement, dated December 7, 2010, by and among the Company, Norimet Limited, as selling stockholder, UBS AG, UBS Securities LLC, as underwriter, and Credit Suisse Capital LLC.
99.1	Press release dated December 13, 2010.